EXHIBIT 10.1

ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT (the "Agreement") is made and entered into this 31st day of December 2007 by and among MediaReady, Inc., a Florida Corporation, (“MediaReady”), and Shandong Jiajia International Logistics Co., Ltd., a company of limited liabilities organized under the laws of the Peoples Republic of China herein as (the “Company” or “Jiajia”), and the individuals Hui Liu and Wei Chen, shareholders of Jiajia (the “Shareholders”).

RECITALS

A.

Jiajia is a company of limited liabilities organized under the laws of the Peoples Republic of China.

B.

The Shareholders collectively hold a 100% equity interest in Jiajia.

C.

MediaReady desires to acquire a 51% equity interest in Jiajia, and the Shareholders desire to sell to MediaReady a 51% equity interest in Jiajia.

D.

The Company is doing business in China and related territories with the following address:

23F, Gutai Beach Building

969 Zhongshan Road South

Shanghai, China

Tel: 86-21-63355100

Fax: 86-21-63555155

E.

MediaReady shall acquire a 51% equity interest of Jiajia for total consideration of $2,000,000 (“Cash Consideration”) and 1,000,000 shares of MediaReady Series A Preferred Stock (the “Series A Preferred Stock” or “Stock Consideration”).

F.

The Shareholders hereby agree that Jiajia, as of the date of this agreement, shall transfer a 51% equity interest of Jiajia in exchange for total consideration of $2,000,000 cash consideration and 1,000,000 shares of Series A Preferred Stock.

G.

The offer and sale of the Preferred Stock A shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, (the "Act").

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

1.

CONSIDERATION

MediaReady shall acquire a 51% equity interest of Jiajia for total consideration of $2,000,000 cash consideration and 1,000,000 shares of Series A Preferred Stock.

a.

Cash Consideration.  The $2,000,000 cash consideration will be contributed to Jiajia on or before March 31, 2008.  The Cash Consideration will not be delivered to Jiajia prior to the proof of all regulatory approvals and licenses from the necessary government agencies of China, as well as the filing of a Form 8K/A including audited financial statements for Jiajia for the years ended December 31, 2005 and 2006, as well as the interim financial reports for the nine months ended September 30, 2007.

b.

Stock Consideration. The 1,000,000 shares of Series A Preferred Stock shall be issued to Jiajia upon execution of this agreement on the closing date.  The 1,000,000 shares of Series A Preferred Stock to be issued to Jiajia have been or will have been duly authorized by all necessary corporate and stockholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.  The Series A Preferred Stock shall carry voting rights of 250/1 (250 votes per share of preferred stock) and shall be convertible into an aggregate of 100,000,000 shares of common stock (100 common shares for every share of preferred stock).

2.

CLOSING

The closing shall take place not later than December 31, 2007 (the “Closing”).  At Closing, the parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.

a.

Delivery of Jiajia Shares.  At  Closing, the Shareholders will transfer a 51% equity interest of Jiajia to MediaReady.

b.

Delivery of Series A Preferred Stock. The 1,000,000 shares of the Series A Preferred Stock shall be delivered to Jiajia at Closing.

c.

Investment Intent.  The Series A Preferred Stock And the common shares underlying the Series A Preferred Stock, assuming conversion, have not been registered under the Securities Act of 1933, as Amended, and may not be resold unless the Preferred Shares and/or the common shares underlying the Series A Preferred Stock, assuming conversion, are registered under the Act or an exemption from such registration is available.  Jiajia represents and warrants that Jiajia is acquiring the Series A Preferred Stock And/or the common shares underlying the Series A Preferred Stock assuming conversion, for its own account, for investment, and not with a view to the sale or distribution of such Series A Preferred Stock  Each certificate representing the Series A Preferred Stock And/ or the common shares underlying the Series A Preferred Stock assuming conversion, will have a legend thereon incorporating language as follows:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act").  The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act."

3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

The Company and the Shareholders hereby represent and warrant as follows:

a.

Organization and Good Standing and Ownership of Company.  The Company is duly organized, validly existing and in good standing under the laws of the Peoples Republic of China, and is entitled to own or lease its properties and to carry on its business in the places where such properties are now owned, leased or operated and as such business is now conducted.  The Company is duly licensed or qualified and in good standing as a Chinese company of limited liabilities where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary.  There are no outstanding subscriptions, rights, options, warrants or other agreements obligating either the Company or the Shareholders to issue, sell or transfer any ownership interest in the Company or an ownership of the assets of the Company.

b.

Ownership of Company.  The Shareholders are the beneficial owners of record and beneficially of the Company, all of which ownership interests are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

c.

Financial Statements, Books and Records.  There has been previously delivered to MediaReady the unaudited balance sheet of Jiajia as of December 31, 2006 and December 31, 2005 (the "Jiajia Balance Sheets").  The Jiajia Balance Sheets are true and accurate and fairly represents the financial position of the Company as at such date, and has been prepared in accordance with generally accepted accounting principles consistently applied.

d.

No Material Adverse Changes.  Since the date of the unaudited balance sheet of Jiajia as of December 31, 2006 and through the Closing hereof, there have not been:

i.

any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of the Company;

ii.

any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of the Company its subsidiaries, whether or not covered by insurance;

iii.

any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of any ownership interest in the Company and/or its subsidiaries;

iv.

any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by the Company and/or its subsidiaries of any properties or assets; or

v.

adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

e.

Taxes.  The Company has prepared and filed all appropriate tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

f.

Compliance with Laws.  The Company has complied with all applicable laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of the Company.  Jiajia shall obtain the necessary approvals from the respective regulatory authority and shall provide such valid license to MediaReady.

g.

No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

i.

violate any provision of the Articles of Incorporation or By-Laws or similar doctrines of the Company;

ii.

violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which it or any of its assets or properties may be bound or subject;

iii.

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Company, or upon the properties or business of the Company; or

iv.

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of the Company.

h.

Actions and Proceedings.  There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Company.

i.

Real Estate.  Jiajia neither owns real property nor is a party to any leasehold agreement.

j.

Tangible Assets.  Jiajia has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by the Company, any related capitalized items or other tangible property material to the business of the Company (the "Jiajia Tangible Assets").  The Company holds all rights, title and interest in all the Jiajia Tangible Assets owned by it on the Jiajia Balance Sheets or acquired by it after the date of the Jiajia Balance Sheets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.  All of the

Jiajia Tangible Assets are in good operating condition and repair taking into account the age of the tangible assets and subject to fair wear and tear, and are usable in the ordinary course of business of the Company and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

k.

Liabilities.  Jiajia does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Jiajia Liabilities"), which were not fully, fairly and adequately reflected on the Jiajia Balance Sheets.  At Closing, the Company will not have any liabilities, other than liabilities fully and adequately reflected on the Jiajia Balance Sheets, except for liabilities incurred in the ordinary course of business.

l.

Operations of Jiajia.  From the date of the balance sheet of Jiajia on December 31, 2006 and through the Closing hereof Jiajia has not and will not have:

i.

incurred any indebtedness for borrowed money;

ii.

declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

iii.

made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

iv.

except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

v.

disposed of any assets of the Company except in the ordinary course of business; or

vi.

materially increased the annual rate of compensation of any executive employee of the Company;

vii.

increased, terminated, amended or otherwise modified any plan for the benefit of employees of the Company;

viii.

issued any equity securities or rights to acquire such equity securities; or

ix.

except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

m.

Full Disclosure.  No representation or warranty by the Company or the Shareholders in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to  pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of the Company.

n.

Representations and Warranties at Closing.  The representations and warranties contained in this Section 3 shall be true and complete at Closing with the same force and effect as though such representations and warranties had been made on and as of the Closing.

4.

REPRESENTATIONS AND WARRANTIES OF MEDIA READY

MediaReady hereby represents and warrants to the Company and the Shareholders as follows:

a.

Organization and Good Standing.   MediaReady is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted.  The authorized capital stock of consists of 200,000,000 shares of Common Stock, par value $.001 per share, of which 197,061,626 shares are presently issued and outstanding and 5,000,000 shares of preferred stock, of which none are issued and outstanding.

b.

Series A Preferred Stock.  The Series A Preferred Stock to be issued to Jiajia has been duly authorized by all necessary corporate and stockholder actions and, and when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.  The 1,000,000 shares of Series A Preferred Stock shall carry super voting rights equal to an aggregate of 250,000,000 shares of common stock (250 shares of common stock for every 1 share of Series A Preferred Stock) and shall be convertible into an aggregate of 100,000,000 shares of common stock of MediaReady, par value $.001 per share (100 shares of common stock for every 1 share of Series A Preferred Stock).

c.

Financial Statements; Books and Records.  There has been previously delivered to the Company, the unaudited balance sheet of as September 30, 2007 (the “MediaReady Balance Sheet”) and the related statements of operations for the periods then ended (the "MediaReady Financial Statements").  The MediaReady Financial Statements are true and accurate and fairly represent the financial position of the Company as at such dates and the results of its operations for the periods then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied.

d.

No Material Adverse Changes.  Since the date of the MediaReady Balance Sheet on September 30, 2007 and through the Closing hereof, there have not been:

i.

any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of MediaReady;

ii.

any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of , whether or not covered by insurance;

iii.

any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of capital stock;

iv.

any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by MediaReady of any properties or assets; or

v.

adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

e.

Taxes.  MediaReady has prepared and filed all appropriate tax returns of every kind and category (including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the date hereof for which any such returns have been required to be filed by it or the failure to make such filings and resulting liability would not be material relative to the results of operations of .MediaReady has paid all taxes shown to be due by the said returns or on any assessments received by it or has made adequate provision for the payment thereof.

f.

Compliance with Laws.  MediaReady has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to their businesses, including Federal and State securities laws, which, if not complied with, would materially and adversely affect the business of MediaReady or the trading market for the shares of MediaReady Common Stock.

g.

No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

i.

violate any provision of the Articles of Incorporation or By-Laws of MediaReady;

ii.

violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which MediaReady is a party or by or to which it or any of its assets or properties may be bound or subject;

iii.

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, MediaReady or upon the properties or business of ; or

iv.

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of MediaReady.

h.

Actions and Proceedings.  There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving MediaReady.

i.

Issuance of Stock to Consultant.  MediaReady acknowledges and agrees that it has retained consultants to assist in the transactions contemplated by this Agreement for the consideration of 485,000 shares of Series B Preferred Stock.  MediaReady shall deliver 450,000 of such shares to Capital One Resource Co., Ltd. and 35,000 of such shares to Weidong Wang upon execution of this Agreement.  These shares shall be expensed accordingly in 2007 by Media Ready.

j.

Assets.  MediaReady has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by MediaReady, any related capitalized items or other tangible property material to the business of MediaReady (the "MediaReady Tangible Assets").  MediaReady holds all rights, title and interest in all the MediaReady Tangible Assets owned by it on the MediaReady Balance Sheet or acquired by it after the date of the MediaReady Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.  All of the MediaReady Tangible Assets are in good operating condition and repair taking into account the age of the tangible assets and subject to fair wear and tear, and are usable in the ordinary course of business of MediaReady and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

k.

Series B Preferred Stock. The Series B Preferred Stock to be issued to consultants has been duly authorized by all necessary corporate and stockholder actions and, and when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.  The 485,000 shares Series B Preferred Stock shall carry no voting rights and shall be convertible into an aggregate of 194,000,000 shares of common stock of MediaReady (400 shares of common stock for every 1 share of Series B Preferred Stock).

l.

Liabilities.  MediaReady does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "MediaReady Liabilities"), which were not fully, fairly and adequately reflected on the MediaReady Balance Sheet.  As of the Closing Date, MediaReady will not have any liabilities, other than liabilities fully and adequately reflected on the MediaReady Balance Sheet dated September 30, 2007, except for liabilities incurred in the ordinary course of business.

The MediaReady Balance Sheet reflects the MediaReady Liabilities as follows:

September 30, 2007
Unaudited
Current Liabilities
Cash overdraft	$ 23,681
Accounts payable - trade	$ 843,310
Accrued compensation	$ 418,498
Other accruals	$ 36,565
Convertible note payable - related party	$ 2,291,685
Derivative Liability	$ 3,628,503
Loan payable - shareholder	$ 18,817
Total Current Liabilities	$ 7,261,059

The accumulated compensation and convertible note payable-related party as delineated in Section “l” above shall be converted into shares of common stock of MediaReady, par value $.001 per share, at a conversion rate of $.018 and $.02 per share respectively.

m.

Operations of MediaReady.  Except as set forth in the MediaReady Balance Sheet and through the Closing hereof MediaReady has not and will not have,:

i.

incurred any indebtedness for borrowed money;

ii.

declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

iii.

made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

iv.

except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

v.

disposed of any assets of MediaReady except in the ordinary course of business; or

vi.

materially increased the annual level of compensation of any executive employee of MediaReady;

vii.

increased, terminated amended or otherwise modified any plan for the benefit of employees of MediaReady;

viii.

issued any equity securities or rights to acquire such equity securities; or

ix.

except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

n.

Authority to Execute and Perform Agreements.  MediaReady has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder.  This Agreement has been duly executed and delivered and is the valid and binding obligation of , enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by this Agreement, in accordance with its respective terms and conditions will not:

i.

require the approval or consent of any governmental or regulatory body, the Stockholders of , or the approval or consent of any other person;

ii.

conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to MediaReady, or any instrument, contract or other agreement to which  is a party or by or to which  is bound or subject; or

iii.

result in the creation of any lien or other encumbrance on the assets or properties of MediaReady.

o.

Delivery of Periodic Reports; Compliance with 1934 Act.  MediaReady has provided the Company and the Shareholders with financial statements.  All reports filed pursuant to such Act are complete and correct in all material respects. All material contracts relative to MediaReady are included in the Periodic Reports.  All material contracts and commitments for the provision or receipt of services or involving any obligation on the part of MediaReady have been included  as exhibits to the periodic reports of MediaReady.

p.

Capitalization.  The authorized capital stock of MediaReady consists of 200,000,000 shares of common stock, par value $.001 per share, of which 197,061,626 shares are presently issued and outstanding and 5,000,000 shares of preferred stock, of which none is issued and outstanding.  MediaReady has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of MediaReady.

q.

Full Disclosure.  No representation or warranty in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to the Company or the Shareholders pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of MediaReady.

r.

Representations and Warranties at Closing.  The representations and warranties contained in this Section 4 shall be true and complete at the Closing with the same force and effect as through such representations and warranties had been made on and as of the Closing Date.

5.

REPRESENTATIONS AND WARRANTIES OF MEDIA READY SHAREHOLDER

MediaReady Shareholder hereby represents and warrants to the Company and the Shareholders as follows:

a.

Assumption of Liabilities.  Mr. David Aubel (“MediaReady Shareholder”), signatory to the Agreement, acknowledges his personal assumption of any and all liabilities resulting from a stock purchase agreement entered into between Graphics Distribution and MediaReady on August 11, 2004, which was effective June 1, 2004 and subsequently disclosed in various periodic reports of MediaReady with the Securities and Exchange Commission.

6.

COVENANTS OF COMPANY AND SHAREHOLDERS

The Company and the Shareholders covenant to MediaReady as follows:

a.

Conduct of Business.  From the date hereof through the Closing, the Shareholders and the Company shall conduct its business in the ordinary course.

b.

Preservation of Business.  From the date December 31, 2006 through the Closing, the Shareholders and the Company shall use its best efforts to preserve its business organization intact, keep available the services of its present employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

c.

Litigation.  The Company shall promptly notify MediaReady of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against the Company or against any officer, director, employee, consultant, agent, shareholder or other representative with respect to the affairs of the Company.

d.

Continued Effectiveness of Representations and Warranties.  From the date hereof through the Closing, the Shareholder and the Company shall conduct its business in such a manner so that the representations and warranties contained in Section 3 shall continue to be true and correct on and as of the Closing and as if made on and as of the Closing, and shall:

i.

promptly give notice to MediaReady of any event, condition or circumstance occurring from the date hereof through the Closing which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

ii.

supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

7.

COVENANTS OF MEDIAREADY

MediaReady covenants to the Company and the Shareholders as follows:

a.

Conduct of Business.  From the date hereof through the Closing, MediaReady shall conduct its business in the ordinary course and, without the prior written consent of the Company, shall ensure that does not undertake any of the actions specified in Section 6 hereof.

b.

Preservation of Business.  From the date hereof through the Closing, MediaReady shall preserve its business organization intact and use its best efforts to preserve goodwill.

c.

Litigation.  MediaReady shall promptly notify the Company of any lawsuits, claims, proceedings or investigations that after the date hereof are threatened or commenced against MediaReady or against any officer, director, employee, consultant, agent, or stockholder with respect to the affairs of MediaReady.

d.

Continued Effectiveness of Representations and Warranties.  From the date hereof through the Closing, MediaReady shall conduct its business in such a manner so that the representations and warranties contained in Section 4 shall continue to be true and correct on and as of the Closing and as if made on and as of the Closing, and shall:

i.

promptly give notice to the Company of any event, condition or circumstance occurring from the date hereof through the Closing which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

ii.

supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

8.

MUTUAL COVENANTS OF ALL PARTIES

a.

Corporate Examinations and Investigations.  Prior to the Closing, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require.  No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

b.

Expenses.  Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

c.

Further Assurances.  The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the satisfaction of each party to conduct the execution of this Agreement on or before the Closing including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

d.

Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

i.

at the time of disclosure was public knowledge;

ii.

after the time of disclosure becomes public knowledge (except due to the action of the receiving party);

iii.

the receiving party had within its possession at the time of disclosure.

iv.

the disclosure of which is required by law, the SEC or other competent authority;

v.

which at the time of disclosure by one party written consents have been obtained from the other parties.

e.

Conversion of Preferred Shares.  All parties to the Agreement covenant that any conversion of preferred shares to common stock of MediaReady shall only occur upon MediaReady having a sufficient reserve of authorized shares of common stock.

9.

INDEMNIFICATION

a.

Obligation of MediaReady to Indemnify.  Subject to the limitations on the survival of representations and warranties contained in Section 3, MediaReady hereby agrees to indemnify, defend and hold harmless the Company and the Shareholder from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of  contained in this Agreement or in any document or other writing delivered pursuant to this agreement.

b.

Obligation of the Company and the Shareholder to Indemnify.  Subject to the limitations on the survival of representations and warranties contained in Section 4, the Company and the Shareholder agree to indemnify, defend and hold harmless MediaReady from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

10.

MISCELLANEOUS

a.

Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

b.

Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

c.

Assignment.  This Agreement is not assignable except by operation of law.

d.

Notices.  Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

MediaReady: Attn: V. Jeffrey Harrell 888 East Las Olas Boulevard, Suite 710 Fort Lauderdale, FL 33301 Phone: 954-527-7780 Fax: 954-527-7772	JIAJIA: Attn: Hui Liu 23F, Gutai Beach Building 969 Zhongshan Road South Shanghai, China Tel: 86-21-63355100 Fax: 86-21-63555155

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address that shall have been furnished in writing to the addressor.

e.

Governing Law.  This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Florida, thereby precluding any choice of law rules which may direct the applicable of the laws of any other jurisdiction.

f.

Entire Agreement.  This Agreement executed in connection with the consummation of the transactions contemplated herein comprises the entire agreement among the parties with respect to the acquisition of the ownership interest in Jiajia and the issuance of shares of MediaReady (Series A Preferred Stock and Series B Preferred Stock) and supersedes all prior agreements, written or oral, with respect thereto.

g.

Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

h.

Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

i.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

MediaReady, Inc. /s/ V. Jeffrey Harrell Signature V. Jeffrey Harrell 12/31/2007 V. Jeffrey Harell, President & CEO Date	David Aubel /s/ David Aubel Signature David Aubel 12/31/2007 MediaReady Shareholder Date

Shandong Jiajia International Logistics Co., Ltd. Signature /s/ Hui Liu Hui Liu, CEO 12/31/2007 Name, Title Date
Shareholder: Wei Chen /s/ Wei Chen Signature Wei Chen, Shareholder 12/31/2007 Name, Title Date	Shareholder: Hui Lin /s/ Hui Liu Signature Hui Liu, Shareholder 12/31/2007 Name, Title Date